Exhibit 10.1

VALARIS LIMITED

VALARIS FINANCE COMPANY LLC

$700,000,000
8.375% Senior Secured Second Lien Notes due 2030

Purchase Agreement

April 4, 2023

Citigroup Global Markets Inc.
As Representative of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Valaris Limited, an exempted company incorporated under the laws of Bermuda (the “Company”), and Valaris Finance Company LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Company, the “Issuers”), propose to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representative”) are acting as representative, $700,000,000 aggregate principal amount of its 8.375% Senior Secured Second Lien Notes due 2030 (the “Notes”). The Notes are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date (as defined herein), by and among the Issuers, the subsidiaries of the Company listed on Schedule III hereto (the “Guarantors” and, together with the Issuers, the “Valaris Parties”), Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”). The payment of principal of, premium, if any, and interest on the Notes will be guaranteed (the “Guarantees” and, together with the Notes, the “Securities”), jointly and severally, on a second priority secured basis by each of the Guarantors pursuant to the Indenture. The use of the neuter in this agreement (this “Agreement”) shall include the feminine and masculine wherever appropriate.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) in reliance upon an exemption from the registration requirements of the Securities Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated April 3, 2023 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and will prepare a final offering memorandum, to be dated April 4, 2023 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Valaris Parties and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package (as defined below), the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) subsequent to the Execution Time that is incorporated by reference therein.

The Securities will be secured on a second priority basis pursuant to certain security agreements to be entered into on or after the Closing Date (collectively, the “Security Agreements”) by (a) second preferred ship mortgages over each vessel owned by the Valaris Parties as of the issue date, with certain exceptions (the “Issue Date Collateral Vessels”); (b) second priority assignments of certain insurances and requisition compensation in respect of the Issue Date Collateral Vessels; (c) second priority pledges of all equity interests in (i) Rowan Rex Limited, (ii) the existing subsidiaries of the Company owning an Issue Date Collateral Vessel (such subsidiaries, the “Issue Date Rig Owners”) and (iii) each subsidiary that holds joint venture interests in the joint ventures that own Rigs DS-4 and V106; (d) second priority assignments of earnings of the Issue Date Collateral Vessels from the Issue Date Rig Owners; (e) all future assets of the Issuers and the Guarantors that are pledged to secure the Credit Agreement (as defined below); and (f) all proceeds thereof (the “Collateral”), which assets also secure the Issuers’ obligations under the Credit Agreement, subject to certain exceptions described in the Indenture and the Security Agreements.

The Company intends to use a portion of the proceeds of the offering of the Securities to redeem the Company’s senior secured first lien notes due 2028 (the “Existing Notes”) and pay the related fees and expenses thereto (the “Refinancing”). On April 3, 2023, the Company entered into a senior secured revolving credit agreement (the “Credit Agreement”), by and among the Company, the lenders party thereto, Citibank, N.A., as administrative agent (the “Credit Facility Agent”), and Wilmington Savings Fund Society, FSB, as collateral trustee. The rights of the holders of the Securities with respect to the Collateral will be governed by a collateral trust agreement, to be entered into on the Closing Date (the “Collateral Trust Agreement” and, together with the Security Agreements, the “Collateral Documents”), by and among the Valaris Parties, the Collateral Trustee and the Credit Facility Agent. For purposes of this Agreement, the term “Transactions” refers collectively to (i) the entry into the Credit Agreement, (ii) the Refinancing, (iii) the issuance and sale of the Securities, (iv) the execution and delivery of, and the granting of liens and security interests under, the Collateral Documents and (v) the payment of fees and expenses in connection therewith. The term “Transaction Documents” refers to this Agreement, the Notes, the Guarantees, the Indenture, the Collateral Documents and the Credit Agreement.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), (ii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule II hereto and (iii) any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package (“Issuer Written Information”).

1.                Representations and Warranties. The Valaris Parties, jointly and severally, represent and warrant to, and agree with, each Initial Purchaser as set forth below in this Section 1.

(a)              The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no Valaris Party makes any representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 9(b) hereof.

(b)              As of the Execution Time, (i) the Disclosure Package, (ii) each electronic road show, when taken together as a whole with the Disclosure Package, and (iii) any other General Solicitation (as defined below) by the Valaris Parties or their respective affiliates (“Affiliates”), as such term is defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”), or any person acting on its or their behalf, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 9(b) hereof.

(c)              None of the Valaris Parties or any of their Affiliates, or any person acting on their behalf (other than the Initial Purchasers as to whom no representation is made) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security that will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

(d)              None of the Valaris Parties or any of their Affiliates, or any person acting on their behalf (other than the Initial Purchasers as to whom no representation is made) has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) (each, a “General Solicitation”) in connection with any offer or sale of the Securities, other than any General Solicitation in respect of which the Representative has given its prior written consent; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the General Solicitation included in Schedule IV hereto or (ii) engaged in any directed selling efforts (within the meaning of Regulation S under the Securities Act (“Regulation S”)) with respect to the Securities; and each of the Valaris Parties and their Affiliates and each person acting on their behalf (other than the Initial Purchasers as to whom no representation is made) has complied with the offering restrictions requirement of Regulation S.

(e)              The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(f)              Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Disclosure Package and the Final Memorandum, to register the offering of the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(g)              None of the Valaris Parties are a party to any contract, agreement or understanding with any person (except as contemplated in this Agreement) that would give rise to a valid claim against any of them for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(h)              The Company is an exempted company limited by shares, duly incorporated and validly existing under the laws of Bermuda. Each of the Co-Issuer and the Guarantors has been duly formed or incorporated and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized, and has full corporate or other entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and, to the extent that such concepts exist in the relevant jurisdiction, is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction that requires such qualification, except in any case (other than the valid existence of the Issuers), to the extent as would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(i)              All of the issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Memorandum, all issued and outstanding shares of each of the Company’s wholly-owned subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (“Liens”), except (i) those securing the Collateral, (ii) Permitted Liens (as defined in the Preliminary Memorandum) and Liens arising under the indenture governing the Existing Notes and related agreements (“Permitted Liens”) or (iii) as would not result in a Material Adverse Effect.

(j)              The statements in the Preliminary Memorandum and the Final Memorandum under the headings “Certain U.S. Federal Income Tax Considerations,” “Description of Notes” and “Description of Other Indebtedness,” insofar as such statements summarize legal matters, agreements or documents discussed therein, subject to the limitations, conditions and assumptions therein, are accurate and fair summaries of such legal matters, agreements or documents.

(k)              Each Transaction Document conforms or will conform in all material respects to any description thereof contained in the Disclosure Package and the Final Memorandum.

(l)              Each of the Valaris Parties has all requisite corporate or other entity power and authority, as the case may be, to execute, deliver and perform each of its obligations under the Transaction Documents to which it is a party and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Valaris Parties.

(m)            The Indenture, including the Guarantees provided for therein by each of the Guarantors, has been duly authorized by each of the Issuers and each of the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee and Collateral Trustee, when duly executed and delivered by the Valaris Parties, will constitute a valid and binding agreement of the Valaris Parties enforceable against the Valaris Parties in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally from time to time in effect and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”).

(n)             The Notes have been duly authorized by each of the Issuers and, at the Closing Date, will have been duly executed by each of the Issuers and, when authenticated and issued in the manner provided for in the Indenture and delivered to the Initial Purchasers against payment therefor as provided in this Agreement, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(o)              Each of the Collateral Documents has been duly authorized by each of the Valaris Parties, to the extent a party thereto and as appropriate, and when executed and delivered, each of the Collateral Documents will have been duly executed and delivered by the Valaris Parties, to the extent a party thereto, and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of each of the Valaris Parties, to the extent a party thereto, enforceable against each of the Valaris Parties, to the extent a party thereto, in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(p)              Subject to the terms of the Indenture, each Collateral Document delivered pursuant to the terms of the Indenture will, upon execution and delivery thereof, be effective to create in favor of the Collateral Trustee, for its benefit and the benefit of the Trustee and the holders of the Notes, legal, valid and enforceable liens on, and security interests in, all of the Valaris Parties’ right, title and interest in and to the Collateral thereunder under applicable requirements of law (to the extent required thereunder), except as the enforcement thereof may be limited by the Enforceability Exceptions, and (i) when appropriate filings or recordings are made in the appropriate offices pursuant to the Collateral Documents and as may be required under applicable requirements of law (to the extent required thereunder), and (ii) upon the taking of possession, control or other action by the Collateral Trustee (or the Credit Facility Agent) of such Collateral with respect to which a security interest may be perfected only by possession, control or other action (which possession, control or other action shall be given to the Collateral Trustee (or the Credit Facility Agent) or taken by the Collateral Trustee (or the Credit Facility Agent) to the extent required by any applicable Collateral Document), the liens in favor of the Collateral Trustee will, to the extent required by the Indenture and the Collateral Documents, constitute fully perfected liens on, and security interests in, all right, title and interest of the Valaris Parties in such Collateral, in each case under applicable requirements of law (to the extent required hereunder and thereunder), subject to no liens other than the applicable Permitted Liens.

(q)              None of the Issuers or any of the Guarantors is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(r)              Each of the Company and its subsidiaries has good and marketable title to all properties and assets owned by it, free and clear of all Liens, except for Permitted Liens and such as are described or referenced in the Disclosure Package and the Final Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made by such property by the Company and its subsidiaries in any material respect. Each applicable Valaris Party, directly or indirectly, holds good and marketable title to, or has valid rights to lease or otherwise use, each of the drilling vessels listed on Schedule V hereto (each such vessel listed on Schedule V hereto, a “Collateral Rig”), free and clear of all Liens, except for Permitted Liens. Each Collateral Rig has been duly registered in the name of the Company or a Guarantor, as applicable, under the laws and regulations and flag of the nation of its registration and no other action is necessary to establish and perfect such entity’s title to and interest in the Collateral Rigs as against any charterer or third party. Each such Collateral Rig is, and the Company will use reasonable commercial efforts to ensure that such rig will be, operated in compliance with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any maritime self-regulatory organization (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws (as defined herein)), except where such failure to be in compliance would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The applicable Valaris Parties are qualified to own or lease, as the case may be, and operate the Collateral Rigs under all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such rig’s flag state, except where such failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(s)              No consent, approval, authorization, filing with or order (“consent”) of any court or governmental agency or body having jurisdiction over the Valaris Parties or their respective properties or assets is required for the execution, delivery and performance of the Transaction Documents by the Valaris Parties to which each is a party, except such consent (i) as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Disclosure Package and the Final Memorandum, (ii) as may be required in connection with perfecting security interests pursuant to the Collateral Documents and the Credit Agreement, (iii) as has been obtained or will be obtained prior to the Closing Date, (iv) as has been disclosed in the Disclosure Package and the Final Memorandum, and (v) that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(t)              None of the execution, delivery and performance of the Transaction Documents, the offer, issuance and sale of the Securities, or the consummation of the other Transactions by the Valaris Parties will conflict with, result in a breach or violation of, or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries, (i) the charter or by-laws or other organizational documents of the Company or any of the Company’s wholly-owned subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the any of the Valaris Parties of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except for (x) any Lien created or imposed pursuant to the Collateral Documents and Permitted Liens and (y) in the case of clause (ii) or (iii), as would not reasonably be expected to have a Material Adverse Effect.

(u)              The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language incorporated by reference in each of the Disclosure Package and the Final Memorandum fairly present the information called for in all material respects and have been prepared in accordance with the rules and guidelines of the Securities and Exchange Commission (the “Commission”) applicable thereto in all material respects.

(v)              Except as disclosed in the Disclosure Package and the Final Memorandum, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of the Transaction Documents by the Valaris Parties or the consummation by the Valaris Parties of any of the transactions contemplated thereby (including, without limitation, the offer, issuance and sale of the Securities) or (ii) would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(w)              Each of the Company and its subsidiaries owns or leases all such properties as are necessary in all material respects to the conduct of its operations as presently conducted.

(x)              None of the Company or any of its subsidiaries is in violation or default of (i) any provision of its memorandum of association, charter or bye-laws/bylaws or other constitutional or organizational documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except (with respect to each of clauses (ii) and (iii)) (x) to the extent as would not reasonably be expected to have a Material Adverse Effect or (y) as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto).

(y)              KPMG LLP, who has delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the applicable rules and regulations thereunder and the Public Company Accounting Oversight Board.

(z)              There are no stamp duty, stamp duty reserve tax, documentary, issuance, registration, transfer or other similar taxes, duties fees or charges (including interest and penalties) (“Transfer Taxes”) under the laws of Bermuda, U.S. federal law or the laws of any state, or any political subdivision thereof, or any taxing authority thereof or therein, payable by or on behalf of the Initial Purchasers or the Company or any subsidiary in connection with (i) the execution and delivery of the Transaction Documents, (ii) the issuance and sale by the Valaris Parties of the Securities in the manner set out herein to the Initial Purchasers through the facilities of The Depository Trust Company (“DTC”), or (iii) the resale and delivery of the Securities by the Initial Purchasers in the manner contemplated herein, provided that the Securities sold and delivered to such persons are transferred by book-entry through the facilities of DTC.

(aa)           The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto).

(bb)           No significant subsidiary (within the meaning of Regulation S-X under the Exchange Act) of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital or capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except (i) as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto) or (ii) for such prohibitions mandated by the laws of each such subsidiary’s place of incorporation or state of formation and the terms of any such subsidiary’s governing or constitutional instruments.

(cc)            No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and to the knowledge of the Company, there is no existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers in each case, that would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto).

(dd)           The Company and each of its subsidiaries are insured by, or entitled to the benefits of, insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company and its subsidiaries are in compliance in all material respects with the terms of such policies and instruments; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto).

(ee)           The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except as would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto).

(ff)           The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in each of the Disclosure Package and the Final Memorandum fairly presents the information called for in all material respects and have been prepared in accordance with the rules and guidelines of the Commission applicable thereto. The Company’s disclosure in Item 9A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, incorporated by reference in the Disclosure Package and the Final Memorandum, is true and correct in all material respects. The Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and the Company is not aware of any material weakness in its internal control over financial reporting.

(gg)           The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company’s disclosure controls and procedures are effective.

(hh)           None of the Valaris Parties has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ii)              The Company and its subsidiaries are (i) in compliance with any and all applicable international, foreign, federal, state and local laws and regulations relating to the protection of human health and safety or the environment including those relating to Materials of Environmental Concern (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or actual or potential liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto). Except as disclosed in the Disclosure Package and the Final Memorandum, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended or the Oil Pollution Act of 1990. “Materials of Environmental Concern” means any substance, material, pollutant or contaminant, chemical, waste, compound, or constituent, in any form, including, without limitation, petroleum products, natural gas and natural gas liquids, regulated under any Environmental Law.

(jj)              Except as disclosed in the Disclosure Package and the Final Memorandum and except as would not reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. Except as disclosed in the Disclosure Package and the Final Memorandum and except as would not, singly or in the aggregate, have a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur: (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this Section 1(jj), the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(kk)           There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, (i) to comply with Section 402 (relating to loans) and Sections 302 and 906 (relating to certifications) of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) or (ii) to comply in all material respects with any of the other provisions of the Sarbanes-Oxley Act.

(ll)              Except as disclosed in the Disclosure Package and the Final Memorandum, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted, maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or any similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(mm)           The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by His Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as initial purchaser, advisor, investor or otherwise).

(oo)              Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(pp)           Except as disclosed in the Preliminary Memorandum and the Final Memorandum and except for the Transactions, none of the Valaris Parties (i) to its knowledge has any material lending or other relationship with any Initial Purchaser or affiliate of any Initial Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Initial Purchaser.

(qq)           The statistical, industry-related and market-related data included in the Disclosure Package and the Final Memorandum are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(rr)           (i) To the knowledge of the Company, there has been no security breach, disclosure or outage of, or unauthorized access to, the Company’s or its subsidiaries’ information technology or computer systems, networks, hardware, software, websites or applications, personally identifiable or confidential data or databases thereof (including all personally identifiable or confidential data of their respective customers, employees, suppliers, and vendors, and any third party personally identifiable or confidential data, in each case that is maintained, processed or stored by the Company and its subsidiaries, and any such personally identifiable or confidential data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor its subsidiaries are aware or have been notified of any security breach, disclosure or outage of, or unauthorized access to, their IT Systems and Data; and (iii) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards and backup and disaster recovery technology designed to maintain and protect the confidentiality, integrity, operation, redundancy and security of their IT Systems and Data that are reasonably consistent with generally accepted industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (i) and (ii), for any such security breach, disclosure, outage, or unauthorized access as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto), or with respect to clause (iii), where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as disclosed in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto). The Company and its subsidiaries have complied, and are presently in compliance, in all material respects, with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(ss)           There are no relationships or related-party transactions involving the Company or any of its subsidiaries or any other person which is required by the Exchange Act to be disclosed in an annual report on Form 10-K of the Company which have not been disclosed in the Disclosure Package and the Final Memorandum.

(tt)           None of the Valaris Parties is or expects to become a “passive foreign investment company” as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(uu)           Immediately after consummation of the Transactions, the Company, together with its subsidiaries, on a consolidated basis, will (i) have property with a fair value greater than the total amount of their debts and liabilities, contingent, subordinated or otherwise, (ii) have assets with present fair salable value not less than the amount that will be required to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured, (iii) be able generally to pay their debts and other liabilities, subordinated, contingent and otherwise, as they become absolute and matured and (iv) are not engaged in business or transactions, and are not about to engage in business or transactions, for which their property would constitute an unreasonably small amount of capital.

(vv)           None of the Valaris Parties nor their properties or assets has or is entitled to immunity under Bermuda, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Bermuda, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents; and, to the extent that the any of the Valaris Parties or any of their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 23 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(ww)           The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The Company has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any State or U.S. federal court in The City of New York and County of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

In addition, any certificate signed by any director or officer of the Valaris Parties and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by such Valaris Party, as to matters covered thereby, to each Initial Purchaser.

2.              Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers agree to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 98.25% of the principal amount thereof, plus accrued interest, if any, from April 19, 2023 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3.              Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on April 19, 2023, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Issuers or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York. Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Issuers by wire transfer payable in same-day funds to the account specified by the Issuers. Delivery of the Securities shall be made through the facilities of DTC, unless the Representative shall otherwise instruct.

4.                Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities and the offering thereof have not been and will not be registered under the Securities Act and the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(b)              Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Issuers that:

      (i)              it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons as part of their distribution (x) at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:

(A)	in the case of sales to those it reasonably believes to be “qualified institutional buyers” as permitted by Rule 144A under the Securities Act; or

(B)	in accordance with Rule 903 of Regulation S;

      (ii)             neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of General Solicitation, other than any General Solicitation included in Schedule IV hereto;

      (iii)            in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

      (iv)            neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

      (v)            it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

      (vi)            it has complied and will comply with the offering restrictions requirement of Regulation S; and

      (vii)          at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Additional restrictions on the offer and sale of the Securities are described in the offering memorandum for the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.”

5.              Agreements. The Valaris Parties, jointly and severally, covenant with each Initial Purchaser that:

(a)              The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(c) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b)              The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.

(c)              The Valaris Parties will not amend or supplement the Disclosure Package or the Final Memorandum other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representative; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (which shall be no later than the Closing Date unless otherwise determined by the Initial Purchasers and notified to the Company), the Company will not file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representative with a copy of such document for their review and the Representative has not reasonably objected to the filing of such document. The Company will promptly advise the Representative when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.

(d)              If at any time prior to the completion of the sale of the Securities by the Initial Purchasers, any event occurs as a result of which the Disclosure Package, any General Solicitation, or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representative of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e)              Without the prior written consent of the Representative, the Valaris Parties have not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representative.

(f)              The Valaris Parties will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Valaris Parties be obligated to qualify to do business in any jurisdiction where they are not now so qualified or to take any action that would subject them to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where they are not now so subject. The Valaris Parties will promptly advise the Representative of the receipt by the Valaris Parties of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g)              During the period of one year after the Closing Date, the Valaris Parties will not, and will not permit any of their respective Affiliates to, resell any Securities that have been acquired by any of them.

(h)              None of the Valaris Parties or their Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom no covenant is given) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

(i)              None of the Valaris Parties or their Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom no covenant is given) will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.

(j)              None of the Valaris Parties or their Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom no covenant is given) will engage in any General Solicitation, other than any General Solicitation in respect of which the Representative has given its prior written consent; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the General Solicitation included in Schedule IV hereto.

(k)              For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(l)              The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(m)              Each of the Securities will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Preliminary Memorandum and the Final Memorandum for the time period and upon the other terms stated therein.

(n)              The Valaris Parties will not for a period of 45 days following the Execution Time, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company (or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by the Valaris Parties (other than the Securities).

(o)              None of the Valaris Parties will take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Valaris Parties to facilitate the sale or resale of the Securities.

(p)              The Valaris Parties (i) shall complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests in the Collateral as and to the extent contemplated by the Indenture and the Collateral Documents to the extent such filings and other similar actions are required by the Indenture and the Collateral Documents to be made or taken on or prior to the Closing Date and (ii) shall take all actions necessary to maintain such security interests and to perfect security interests in any Collateral acquired after the Closing Date, in each case as and to the extent contemplated by the Indenture and the Collateral Documents.

                                (q)              The Valaris Parties, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the Notes and the Collateral Documents and the issuance of the Securities and the fees of the Trustee and the Collateral Trustee; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of the Securities; (v) any Transfer Taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(e) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification; provided that such fees shall not exceed $10,000); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the fees and expenses incurred with respect to creating, documenting and perfecting the security interests in the Collateral as contemplated by the Collateral Documents (including the related fees and expenses of one counsel to the Initial Purchasers for all periods prior to and after the Closing Date); and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(r)              The Company will use the proceeds from the sale of the Securities in the manner described in the Disclosure Package and the Final Memorandum under the caption “Use of Proceeds.”

6.              Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Valaris Parties contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Valaris Parties made in any certificates delivered pursuant to the provisions hereof, to the performance by the Valaris Parties of their respective obligations hereunder and to the following additional conditions:

(a)              The Company shall have requested and caused (i) Gibson, Dunn & Crutcher LLP, counsel for the Issuers and certain of the Guarantors, to furnish to the Representative its opinion and negative assurance letter, dated the Closing Date and addressed to the Representative, (ii) Conyers Dill & Pearman Limited, Bermuda counsel for the Company and certain of the Guarantors, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, (iii) Elvinger Hoss Prussen, Luxembourg counsel for certain of the Guarantors, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, (iv) Homburger AG, Swiss counsel for certain of the Guarantors, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, (v) Isolas LLP, Gibraltar counsel for certain of the Guarantors, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, (vi) Maples and Calder (Cayman) LLP, Cayman Islands counsel for certain of the Guarantors, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, (vii) Slaughter and May, English counsel for certain of the Guarantors, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, and (viii) Seward & Kissel LLP, Marshall Islands and Liberian counsel for certain of the Guarantors, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, in each case in form and substance reasonably satisfactory to the Representative.

(b)              The Representative shall have received from Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, such opinion and negative assurance letter, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(c)              The Company shall have furnished to the Representative a certificate of the Company, signed by (x) the principal executive or financial officer of the Company and (y) the principal accounting officer or another executive officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, and this Agreement and that:

(i)              the representations and warranties of the Valaris Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and each of the Valaris Parties has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects; and

(ii)              since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(d)              At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representative and confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder.

(e)              Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the comfort letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(f)              The Securities shall be eligible for clearance and settlement through DTC.

(g)              Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h)              The Valaris Parties, the Trustee and the Collateral Trustee shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(i)              Concurrently with or prior to the Closing Date, the Valaris Parties, the Collateral Trustee and the Credit Facility Agent shall have entered into the Collateral Documents to the extent such Collateral Documents are required to be entered into on or prior to the Closing Date, and the Initial Purchasers shall have received executed copies thereof.

(j)              Prior to or substantially concurrently with the Closing Date, the Company shall have issued a notice of redemption for all outstanding Existing Notes to the trustee under the applicable indenture governing the Existing Notes in accordance with the terms thereof and the Initial Purchasers shall have received a copy of such notice.

(k)              Substantially concurrently with the delivery of and payment for the Securities on the Closing Date, the Effective Date (as defined in the Credit Agreement) shall have occurred.

(l)              Prior to the Closing Date, the Valaris Parties shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at 450 Lexington Avenue, New York, New York 10017, on the Closing Date.

7.              Condition to the Obligations of the Company. The obligations of the Company to sell the Securities shall be subject to the occurrence of the Effective Date (as defined in the Credit Agreement) substantially concurrently with the delivery of and payment for the Securities on the Closing Date. If such condition specified in this Section 7 shall not have been fulfilled on the Closing Date, this Agreement and all obligations of the Company hereunder may be cancelled at, or substantially concurrently with, the Closing Date by the Company. Notice of such cancellation shall be given to the Representative in writing or by telephone or facsimile confirmed in writing.

8.              Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because the condition to the obligations of the Company set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through the Representative on demand for all reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9.              Indemnification and Contribution. (a) Each of the Valaris Parties, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information, any General Solicitation, or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities (including any roadshow or investor presentations made to investors by the Company (whether in person or electronically)), or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Valaris Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Valaris Parties by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Valaris Parties may otherwise have.

(b)              Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless each of the Valaris Parties, each of their respective directors, each of their respective officers, and each person who controls any of the Valaris Parties within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Valaris Parties by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii) the third paragraph, the fourth sentence of the seventh paragraph, the ninth paragraph and the tenth paragraph under the heading “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto.

(c)              Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Subject to the immediately preceding sentence, an indemnifying party shall not be required to indemnify the indemnified party for any amount paid or payable by the indemnified party in the settlement of any proceeding effected without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

(d)              In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Valaris Parties and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which one or more of the Valaris Parties and the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Valaris Parties on the one hand and by the Initial Purchasers on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Valaris Parties and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Valaris Parties on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Valaris Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Valaris Parties on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Valaris Parties and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total purchase discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Valaris Parties within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Valaris Parties shall have the same rights to contribution as the Valaris Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

10.              Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

11.              Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on Nasdaq and the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in either the United States; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis in each case the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

12.              Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Valaris Parties, their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Valaris Parties or any of the indemnified persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13.              Notices. All communications hereunder will be in writing and effective only on receipt as follows:

If to the Initial Purchasers:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Facsimile: (646) 291-1469

Attention: Citigroup General Counsel

With a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Facsimile: (212) 701-5800

Attention: Michael Kaplan

If to the Valaris Parties:

Valaris Limited

Clarendon House, 2 Church Street

Hamilton HM11, Bermuda

Facsimile: (441) 292-4720

Attention: General Counsel

With a copy to:

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002-6117

Facsimile: (346) 718-6901

Attention: Tull Florey

14.              Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 9 hereof and their respective successors, and, except as expressly set forth in Section 5(k) hereof, no other person will have any right or obligation hereunder.

15.              Jurisdiction. Each of the Valaris Parties agrees that any suit, action or proceeding against the Valaris Parties brought by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company and the Guarantors hereby appoints Valaris Finance Company LLC as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company and the Guarantors hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company and the Guarantors agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and the Guarantors. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, in any court of competent jurisdiction in Bermuda.

16.              Recognition of the U.S. Special Resolution Regimes. (a)  In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)              In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.              Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Valaris Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

18.              Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

19.              Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

20.              Waiver of Jury Trial. The Valaris Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.              No Fiduciary Duty. The Valaris Parties hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Valaris Parties, on the one hand, and the Initial Purchasers and any affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Valaris Parties and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Valaris Parties agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Valaris Parties on related or other matters). The Valaris Parties agree that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Valaris Parties, in connection with such transaction or the process leading thereto.

22.              Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “$,” is of the essence. To the fullest extent permitted by law, the obligations of the Valaris Parties in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase (and remit in New York City) with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Valaris Parties will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Valaris Parties not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

23.              Waiver of Immunity. To the extent that the Valaris Parties have or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Valaris Parties hereby irrevocably waive and agree not to plead or claim such immunity in respect their its obligations under this Agreement.

24.              Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

25.              Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Valaris Parties and the several Initial Purchasers.

Very truly yours,

Valaris Limited

By:	/s/ Darin Gibbins
Name: Darin Gibbins
Title: Vice President – Investor Relations and Treasurer

Valaris Finance Company LLC
By:	Valaris Limited,
its sole member

By:	/s/ Darin Gibbins
Name: Darin Gibbins
Title: Vice President – Investor Relations and Treasurer

Alpha Achiever Company

By:	/s/ Nicolas Jaciuk
Name: Nicolas Jaciuk
Title: Director

Alpha Orca Company

By:	/s/ Nicolas Jaciuk
Name: Nicolas Jaciuk
Title: Director

[Signature Page to Purchase Agreement]

Atwood Offshore Worldwide Limited

By:	/s/ Nicolas Jaciuk
Name: Nicolas Jaciuk
Title: Director

ENSCO Asia Company LLC

By:	/s/ Nicolas Jaciuk
Name: Nicolas Jaciuk
Title: President and Manager

Ensco Endeavors Limited

By:	/s/ Peter Wilson
Name: Peter Wilson
Title: President and Director

ENSCO Global GmbH

By:	/s/ Nicolas Jaciuk
Name: Nicolas Jaciuk
Title: Managing Officer

ENSCO Global Limited

By:	/s/ Peter Wilson
Name: Peter Wilson
Title: Director

ENSCO Holdco Limited

By:	/s/ Peter Wilson
Name: Peter Wilson
Title: Director

[Signature Page to Purchase Agreement]

Ensco Intercontinental GmbH

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	Managing Officer

Ensco Oceanics Company LLC

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	President and Manager

Ensco Offshore International Company

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	Director

ENSCO Offshore U.K. Limited

By:	/s/ Peter Wilson
	Name:	Peter Wilson
	Title:	Director

Ensco Overseas Limited

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	Director

ENSCO Worldwide GmbH

By:	/s/ Nicolas Jaciuk
	Name:	Nicolas Jaciuk
	Title:	Managing Officer

[Signature Page to Purchase Agreement]

Rowan Financial Holdings S.à r.l.

By:	/s/ Kevin Klein
Name: Kevin Klein
Title: Manager A

By:	/s/ Ludovic Trogliero
Name: Ludovic Trogliero
Title: Manager B

Rowan International Rig Holdings S.à r.l.

By:	/s/ Kevin Klein
Name: Kevin Klein
Title: Manager A

By:	/s/ Ludovic Trogliero
Name: Ludovic Trogliero
Title: Manager B

Rowan Offshore Luxembourg S.à r.l.

By:	/s/ Kevin Klein
Name: Kevin Klein
Title: Manager A

By:	/s/ Ludovic Trogliero
Name: Ludovic Trogliero
Title: Manager B

Rowan Rex Limited

By:	/s/ Darin Gibbins
Name: Darin Gibbins
Title: Director, Vice President, Treasurer and Chief Financial Officer

[Signature Page to Purchase Agreement]

Rowan Rigs S.à r.l.

By:	/s/ Kevin Klein
Name: Kevin Klein
Title: Manager A

By:	/s/ Ludovic Trogliero
Name: Ludovic Trogliero
Title: Manager B

Valaris Holdco 2 Limited

By:	/s/ Darin Gibbins
Name: Darin Gibbins
Title: Director

[Signature Page to Purchase Agreement]

Executed as a Deed by Rowan Drilling
(Gibraltar) Limited		/s/ Kevin Klein
acting by a director		Kevin Klein
in the presence of:		Director

Witness Signature:	/s/ Pamela S. Klein

Witness Name:	Pamela S. Klein

[Signature Page to Purchase Agreement]

Executed as a Deed by Green Turtle Limited
acting by a director		/s/ Kevin Klein
in the presence of:		Kevin Klein
Director

Witness Signature:	/s/ Pamela S. Klein

Witness Name:	Pamela S. Klein

[Signature Page to Purchase Agreement]

Executed as a Deed by Rowan Offshore
(Gibraltar) Limited		/s/ Kevin Klein
acting by a director		Kevin Klein
in the presence of:		Director

Witness Signature:	/s/ Pamela S. Klein

Witness Name:	Pamela S. Klein

[Signature Page to Purchase Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:	/s/ David Tudor
Name: David Tudor
Title: Managing Partner

For themselves and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

[Signature Page to Purchase Agreement]

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased
Citigroup Global Markets Inc.	U.S.$	168,000,000
Deutsche Bank Securities Inc.	U.S.$	168,000,000
DNB Markets, Inc.	U.S.$	177,334,000
Credit Suisse Securities (USA) LLC	U.S.$	93,333,000
Goldman Sachs & Co. LLC	U.S.$	93,333,000
Total	U.S.$	700,000,000

SCHEDULE II

PRICING SUPPLEMENT	CONFIDENTIAL

VALARIS LIMITED
VALARIS FINANCE COMPANY LLC
$700,000,000
8.375% Senior Secured Second Lien Notes due 2030 (the “Notes”)

Pricing Supplement dated April 4, 2023
(the “Pricing Supplement”)
to the
Preliminary Offering Memorandum dated April 3, 2023
(the “Preliminary Offering Memorandum”)

This Pricing Supplement summarizes certain terms of the Notes that are described more fully in the Preliminary Offering Memorandum and sets forth certain additional terms of the Notes. This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum.

The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Preliminary Offering Memorandum. Other information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

The Notes and the related guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction and are being offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

Issuers:	Valaris Limited (“Valaris”) and Valaris Finance Company LLC (“FinanceCo” and, together with Valaris, the “Issuers”)

Title of Securities:	8.375% Senior Secured Second Lien Notes due 2030

Principal Amount:	$700,000,000

Coupon:	8.375%

Final Maturity Date:	April 30, 2030

Issue Price:	100.000%, plus accrued interest, if any, from April 19, 2023

Yield to Maturity:	8.375%

Guarantors:	The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by each of Valaris’ existing Restricted Subsidiaries that is a borrower under or a guarantor of the Credit Agreement (other than FinanceCo) and by each of Valaris’ future Restricted Subsidiaries (other than FinanceCo) that guarantees any debt of the Issuers or any guarantor under any syndicated credit facility or capital markets debt in an aggregate principal amount in excess of $35 million.

Collateral:	The Notes and the related guarantees will be secured on a second-priority basis, subject to Permitted Liens, by the Collateral, which same assets also secure Valaris’ obligations under the Credit Agreement on a first-priority basis.

Interest Payment Dates:	April 30 and October 30. Interest accrues from April 19, 2023

Record Dates:	April 15 and October 15

First Interest Payment Date:	October 30, 2023

Listing:	None.

Optional Redemption:	On or after April 30, 2026, the Issuers may, at their option, redeem all or any portion of the Notes, at once or over time, upon not less than 10 days nor more than 60 days prior notice. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), calculated by Valaris. The following prices are for Notes redeemed during the 12-month period commencing on April 30 of the years set forth below, and are expressed as percentages of principal amount:

	Redemption Year	Price
	2026	104.188%

	2027	102.094%

	2028 and thereafter	100.000%

At any time prior to April 30, 2026, the Issuers may also redeem up to 10% of the aggregate principal amount of the Notes during any twelve-month period at a redemption price equal to 103% of the aggregate principal amount thereof, plus accrued and unpaid interests thereon, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Optional Redemption with Equity Proceeds:	At any time and from time to time prior to April 30, 2026, the Issuers may redeem up to 40% of the Notes with an amount equal to or less than the net cash proceeds of one or more Equity Offerings, at a redemption price equal to 108.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Make-Whole Redemption:	The Issuers may redeem all or any portion of the Notes, at once or over time, prior to April 30, 2026, at a make-whole redemption price based on the Treasury Rate plus 50 basis points, plus accrued and unpaid interest, if any, to but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Change of Control Offer:	Upon the occurrence of a Change of Control Triggering Event, 101% of aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the purchase date.

Currency of Payment:	U.S. Dollars

Trade Date:	April 4, 2023

Settlement Date (Issue Date):	April 19, 2023 (T+10)
The Issuers expect to deliver the Notes against payment therefor on or about April 19, 2023, which will be the tenth business day following the date of the pricing of the Notes (this settlement cycle being referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the second business day immediately preceding the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Distribution:	144A and Reg S for life.

CUSIP Numbers:	91889F AC5 (144A) G9460G AC5 (Reg S)

ISIN Numbers:	US91889FAC59 (144A) USG9460GAC53 (Reg S)

Clearing System:	The Depository Trust Company

Minimum Denominations:	$2,000

Increments:	$1,000

Joint Physical Book-Running Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. DNB Markets, Inc.

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC Goldman Sachs & Co. LLC

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed solely to persons reasonably believed to be qualified institutional buyers, as defined in Rule 144A under the Securities Act, and solely to non-U.S. persons outside the United States, in compliance with Regulation S under the Securities Act.

This communication does not constitute an offer to sell or the solicitation of an offer to buy the Notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

SCHEDULE III

List of Guarantors

Alpha Achiever Company

Alpha Orca Company

Atwood Offshore Worldwide Limited

ENSCO Asia Company LLC

Ensco Endeavors Limited

ENSCO Global GmbH

ENSCO Global Limited

Ensco Holdco Limited

Ensco Intercontinental GmbH

Ensco Oceanics Company LLC

Ensco Offshore International Company

ENSCO Offshore U.K. Limited

Ensco Overseas Limited

ENSCO Worldwide GmbH

Green Turtle Limited

Rowan Drilling (Gibraltar) Limited

Rowan Financial Holdings S.à r.l.

Rowan International Rig Holdings S.à r.l.

Rowan Offshore (Gibraltar) Limited

Rowan Offshore Luxembourg S.à r.l.

Rowan Rex Limited

Rowan Rigs S.à r.l.

Valaris Holdco 2 Limited

SCHEDULE IV

Schedule of Written General Solicitation Materials

None

SCHEDULE V

Collateral Rigs

	Vessel Name	Vessel Flag State	Vessel Owner	Vessel Owner Jurisdiction of Formation
1.	ROWAN RELENTLESS	Marshall Islands	Rowan Rigs S.à r.l.	Luxembourg
2.	VALARIS DS-17	Marshall Islands	Rowan Rigs S.à r.l.	Luxembourg
3.	VALARIS DS-16	Marshall Islands	Rowan Rigs S.à r.l.	Luxembourg
4.	VALARIS RENAISSANCE	Marshall Islands	Rowan Rigs S.à r.l.	Luxembourg
5.	VALARIS DS-12	Marshall Islands	Ensco Intercontinental GmbH	Switzerland
6.	VALARIS DS-9	Marshall Islands	ENSCO Intercontinental GmbH	Switzerland
7.	ENSCO DS-11	Marshall Islands	Alpha Achiever Company	Cayman
8.	ENSCO DS-8	Marshall Islands	ENSCO Intercontinental GmbH	Switzerland
9.	ENSCO DS-7	Marshall Islands	Ensco Intercontinental GmbH	Switzerland
10.	VALARIS DPS-5	Liberia	ENSCO Worldwide GmbH	Switzerland
11.	VALARIS DPS-1	Marshall Islands	ENSCO Intercontinental GmbH	Switzerland
12.	VALARIS MS-1	Liberia	ENSCO Intercontinental GmbH	Switzerland
13.	ROWAN NORWAY	Marshall Islands	Rowan Rigs S.à r.l.	Luxembourg
14.	VALARIS STAVANGER	Marshall Islands	Rowan Rigs S.à r.l.	Luxembourg
15.	VALARIS VIKING	Marshall Islands	Rowan Rigs S.à r.l.	Luxembourg
16.	JU-250 (BOB PALMER)	Marshall Islands	Green Turtle Limited	Gibraltar
17.	VALARIS GORILLA VII	Marshall Islands	Rowan Rigs S.à r.l.	Luxembourg

	Vessel Name	Vessel Flag State	Vessel Owner	Vessel Owner Jurisdiction of Formation
18.	VALARIS GORILLA VI	Marshall Islands	Rowan Rigs S.à r.l.	Luxembourg
19.	VALARIS 247 (f/k/a ROWAN GORILLA V)	Marshall Islands	Rowan Rigs S.à r.l.	Luxembourg
20.	VALARIS 123	Liberia	ENSCO Global GmbH	Switzerland
21.	VALARIS 122	Liberia	ENSCO Global GmbH	Switzerland
22.	VALARIS 121	Liberia	ENSCO Global GmbH	Switzerland
23.	ENSCO 120	Liberia	ENSCO Global GmbH	Switzerland
24.	JOE DOUGLAS	Marshall Islands	Rowan Offshore Luxembourg S.à r.l.	Luxembourg
25.	RALPH COFFMAN	Marshall Islands	Rowan Offshore Luxembourg S.à r.l.	Luxembourg
26.	ROWAN MISSISSIPPI	Marshall Islands	Rowan Offshore (Gibraltar) Limited	Gibraltar
27.	VALARIS 115	Liberia	Alpha Orca Company	Cayman
28.	ENSCO 110	Liberia	Ensco Intercontinental GmbH	Switzerland
29.	ENSCO 108	Liberia	ENSCO Overseas Limited	Cayman
30.	VALARIS 107	Liberia	ENSCO Global GmbH	Switzerland
31.	EARNEST DEES	Marshall Islands	Green Turtle Limited	Gibraltar
32.	BESS BRANTS	Marshall Islands	Green Turtle Limited	Gibraltar
33.	ROWAN EXL-IV	Marshall Islands	Rowan Offshore Luxembourg S.à r.l.	Luxembourg
34.	VALARIS EXL II	Marshall Islands	Rowan Offshore Luxembourg S.à r.l.	Luxembourg
35.	ROWAN EXL-I	Marshall Islands	Rowan Drilling (Gibraltar) Limited	Gibraltar
36.	ENSCO 141	Liberia	ENSCO Intercontinental GmbH	Switzerland
37.	ENSCO 140	Liberia	ENSCO Intercontinental GmbH	Switzerland
38.	ENSCO 76	Liberia	ENSCO Offshore International Company	Cayman
39.	ENSCO 92	Liberia	ENSCO Offshore U.K. Limited	UK
40.	VALARIS 72	Liberia	ENSCO Global GmbH	Switzerland